UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒    Filed by a party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
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☐    Soliciting Material Under Rule 14a-12

Valero Energy Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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VALERO ENERGY CORPORATION
ONE VALERO WAY
SAN ANTONIO, TEXAS 78249

Your **Vote** Counts!

VALERO ENERGY CORPORATION

2023 Annual Meeting
Vote by May 8, 2023 11:59 PM ET.
For shares held in a Plan, vote by May 4, 2023 11:59 PM ET.



D98896-P83955

You invested in VALERO ENERGY CORPORATION and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on May 9, 2023.**

Get informed before you vote

View the Notice and Proxy Statement and Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 25, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote at the Virtual Meeting*

May 9, 2023
11:00 AM CDT

Virtually at:
www.virtualshareholdermeeting.com/VLO2023

Shares held in a Plan must be voted before the meeting and by May 4, 2023 11:59 PM ET

*Please check the meeting materials for any special requirements for meeting attendance.

V1.1

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. We encourage you to access and review all of the important information contained in the proxy materials before voting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. Elect directors to serve until the 2024 Annual Meeting of Stockholders.	
Nominees:	
1a. Fred M. Diaz	For
1b. H. Paulett Eberhart	For
1c. Marie A. Ffolkes	For
1d. Joseph W. Gorder	For
1e. Kimberly S. Greene	For
1f. Deborah P. Majoras	For
1g. Eric D. Mullins	For
1h. Donald L. Nickles	For
1i. Robert A. Profusek	For
1j. Randall J. Weisenburger	For
1k. Rayford Wilkins, Jr.	For
2. Ratify the appointment of KPMG LLP as Valero's independent registered public accounting firm for 2023.	For
3. Advisory vote to approve the 2022 compensation of named executive officers.	For
4. Advisory vote to recommend the frequency of stockholder advisory votes on compensation of named executive officers.	Every Year
5. Stockholder proposal to set different GHG emissions reductions targets (Scopes 1, 2, and 3).	Against
6. Stockholder proposal to oversee and issue an additional racial equity audit and report.	Against

NOTE: To act upon such other business as may properly come before the meeting or any adjournment thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Sign up for E-delivery".

Valero

Date: March 24, 2023

To: Valero Employees

From: Rich Walsh

Subject: **Vote Your Valero Shares by May 4 – Make Your Vote Count!**

Valero's 2023 annual meeting of stockholders will be held virtually on Tuesday, May 9.

As a leading refiner and low-carbon fuels producer, **we proudly provide reliable, affordable liquid fuels needed to meet the energy demand of a growing global population.** Our **energy efficiency efforts and investments in low-carbon fuels and carbon capture and sequestration** also **contribute to reductions in societal GHG emissions**.

Starting today, Valero stockholders will be voting on the following proposals – please see how our Board is recommending you vote on each proposal:

Voting Matters	Board Recommendation	Proxy Statement Page (PDF)
1. Elect Directors	**VOTE FOR each director nominee**	11-30
2. Ratify KPMG LLP as independent auditor	**VOTE FOR**	96-97
3. Advisory vote to approve 2022 executive compensation	**VOTE FOR**	99
4. Advisory vote to recommend the frequency of stockholder advisory votes on executive compensation	**VOTE FOR "EVERY YEAR"**	100
5. Stockholder proposal to set different GHG emissions reductions targets (Scopes 1, 2, and 3)	**VOTE AGAINST**	101-103
6. Stockholder proposal to oversee and issue an additional racial equity audit and report	**VOTE AGAINST**	104-105

Against Proposal No. 5

The Board recommends **voting against** this proposal, because ***Mercy (the lead proponent) seeks GHG emissions targets and reductions that can only come from refinery closures. However, Valero's strategy is to run the most resilient refining assets, grow our low-carbon fuels production, and meet our aggressive GHG targets by leveraging resilience and our low-carbon fuels growth strategy.***

- ***Mercy seeks to recreate our current Scope 1 and 2 GHG targets and to remove our industry leading low-carbon projects, isolating them from our GHG targets***

- ***Mercy unjustifiably states that we have no "actions associated with [S]cope 3 emissions" and demand a Scope 3 target.*** In 2022, we disclosed our 2021 Net Scope 3 Intensity, which shows that we outperformed peers on this metric. However, setting a Scope 3 target is problematic because the methodology is riddled with duplication, and we do not have a clear line of sight to the use of our products by third parties.

  We only make commitments if we have clear plans on how we will achieve them. That is why our 2035 GHG emissions target is the only one in the industry with detailed target actions, Board-level approval, and projects with a clear line of sight to achieving meaningful reductions.

- ***Lastly, Mercy mistakenly states that we are "falling behind peers" and do "not provide a robust decarboni[z]ation plan."*** To the contrary, we were a first mover into low-carbon fuels and today we are one of the world's leading low-carbon innovators.

Our stockholders rejected Mercy's substantially similar proposal at our 2022 annual meeting.

Against Proposal No. 6

The Board recommends **voting against** this proposal, ***because Valero recently published its 2023 Environmental Justice Audit Report and commissioned a Racial Equity Assessment (available at www.valero.com > Investors > ESG > Other Reports), and has therefore substantially addressed this proposal.***

Vote Your VLO Shares

Regardless of how many Valero shares you own in retirement plans or individual accounts, you have a voice in the future of the company.

You will start receiving **proxy materials either by mail or electronically** in the coming days. Please keep all sets of materials you receive, as you will need the **control number for each account** to vote all of your shares online at www.proxyvote.com.

Additional information is available in the *3 Easy Steps to Vote Your Shares* [link doc] and *Frequently Asked Questions* [link doc].

Thank you.

VOTE YOUR VLO SHARES
YOU OWN VLO. VOTE YOUR SHARES BY MAY 4.

2023 Proxy Voting FAQs

1. What is proxy voting?
Proxy voting enables a stockholder to vote the shares they own without physically attending the annual meeting of stockholders by legally designating one or more persons to cast a ballot for such stockholder.

2. Why is my proxy vote important?
As a leading manufacturer of transportation fuels, we are proud to provide reliable, affordable fuels necessary for driving global progress. No matter how many Valero shares you own, whether through retirement plans or individual accounts, you have a voice in the future of the company.

3. What proposals are included in the 2023 Proxy Statement?

Voting Matters	Board Recommendation	Proxy Statement Page (PDF)
1. Elect Directors	**VOTE FOR each director nominee**	11-30
2. Ratify KPMG LLP as independent auditor	**VOTE FOR**	96-97
3. Advisory vote to approve 2022 executive compensation	**VOTE FOR**	99
4. Advisory vote to recommend the frequency of stockholder advisory votes on executive compensation	**VOTE FOR "EVERY YEAR"**	100
5. Stockholder proposal to set different GHG emissions reductions targets (Scopes 1, 2, and 3)	**VOTE AGAINST**	101-103
6. Stockholder proposal to oversee and issue an additional racial equity audit and report	**VOTE AGAINST**	104-105

4. Why does the Board recommend voting against Proposal No. 5?
The Board recommends **voting against** this proposal, because ***Mercy (the lead proponent) seeks GHG emissions targets and reductions that can only come from refinery closures. However, Valero's strategy is to run the most resilient refining assets, grow our low-carbon fuels production, and meet our aggressive GHG targets by leveraging resilience and our low-carbon fuels growth strategy.***

Our stockholders rejected Mercy's substantially similar proposal at our 2022 annual meeting.

Mercy seeks to recreate our current Scope 1 and 2 GHG targets. Mercy states that our targets include "minimal absolute emissions reductions" which is indicative of Mercy's belief that shutting down refineries is the only way to meet the goals of the Paris Agreement. ***The first column in our waterfall chart below already shows our realistic absolute Scope 1 and 2 GHG emissions-reduction plans in line with our resilient business strategy.*** Our 2022 TCFD Report (available at www.valero.com > Investors > ESG > Reports and Presentations) contains additional information on the resilience of our business strategy. The rest of the waterfall shows how we plan to further address a lower-carbon future.

Mercy requests that we remove our industry leading low-carbon projects and isolate them from our GHG targets. Mercy states that our strategy is overly reliant on "unverified 'displaced emissions'." In reality, the lower-carbon footprint from our current low-carbon projects is robustly audited by multiple countries, states and third parties, and has received independent third-party limited assurance. Independent verification and assurance statements are available at www.valero.com > Investors > ESG > Other Reports. Furthermore, the IPCC[1] and IEA[2] agree that net-zero 2050 ambitions can only be met with substantial carbon sequestration and low-carbon fuels.

Mercy unjustifiably states that we have no "actions associated with [S]cope 3 emissions" and demands a Scope 3 target. In 2022, we disclosed our 2021 Net Scope 3 Intensity, which shows that we outperformed peers[3] on this metric.

- Despite the fact that the GHG Protocol designates Scope 3 intensity disclosures[4], Mercy rigidly insists on absolute emissions disclosures in isolation.
- Mercy requests that we remove our industry-leading position in low-carbon projects and innovation and isolate them from our Net Scope 3 Intensity metric. Mercy again implies that only emissions reductions from refinery closures will be satisfactory.
- ***Valero has not issued a Scope 3 target, as requested by Mercy, because the methodology is riddled with duplication and other challenges, and we do not have a clear line of sight to the use of our products by third parties. We only make commitments if we have clear plans on how we will achieve them. We have included a value chain analysis of Scope 3, and a Net Scope 3 Intensity comparison with peers to show our low-carbon leadership position.***

Mercy mistakenly states that we are "falling behind peers" and do "not provide a robust decarboni[z]ation plan."

- ***To the contrary, we were a first mover into low-carbon fuels and today we are one of the world's leading low-carbon innovators, as demonstrated by the following projects and updates achieved and/or announced over the last 12 months:***
  - Sustainable Aviation Fuel. In January of 2023, we announced the final investment decision on a large-scale sustainable aviation fuel project at our renewable diesel plant in Texas, which is expected to be completed in 2025.
  - Expansion of Low-Carbon Fuels Production. In 2022, we expanded our annual total production capacity of renewable diesel to approximately 1.2 billion gallons and renewable naphtha to approximately 50 million gallons (used to produce renewable gasoline and renewable plastics).
  - Large-Scale Carbon Capture and Sequestration. We announced that this project with BlackRock and Navigator is on track to be completed in late 2024.

- Tailpipe CO_2 Onboard Capture System. In 2022, we disclosed our support of the development of a filtration membrane that could remove more than 90% of the CO_2 emissions of an internal combustion engine vehicle.
- 2025 GHG Target Achieved. In 2022, our performance exceeded our 2025 GHG target - which is three years ahead of schedule.


2035 GHG Emissions Target
(Independently Verified)
Million Metric Tons CO₂e
32.3
2.4
4.2
11.1
10.9
3.7
100% Reduction
VLO Refinery GHG Emissions in 2011 (Scope 1 & 2)
Absolute Emissions Reduction through Efficiencies (Scope 1 & 2)
2035 GHG Emissions Displaced by VLO Ethanol Production
2035 GHG Emissions Displaced by VLO Renewable Diesel Production
2035 GHG Emissions Displaced by Global Blending of and Credits from Low-carbon Fuels
2035 GHG Emissions Reduced by Carbon Capture and Storage
2035 VLO Refinery GHG Emissions after Reductions & Displacements (Scope 1 & 2)

5. Why does the Board recommend voting against Proposal No. 6?

The Board recommends **voting against** this proposal, ***because Valero recently published its 2023 Environmental Justice Audit Report and commissioned a Racial Equity Assessment (available at www.valero.com > Investors > ESG > Other Reports), and has therefore substantially addressed this proposal.***

At Valero, racial equity and environmental justice are inherently linked. We therefore assessed our opportunities regarding both of these by ***engaging Montrose Environmental Group, Inc., an independent third-party consultant with expertise in social/environmental justice and community assessments, to conduct an extensive independent environmental justice audit.***

There is no single, prevailing standard for assessing a company's commitment to racial equity, including environmental justice. However, proxy voting guidelines issued by the two most well-known proxy advisory firms, Institutional Shareholder Services (ISS) and Glass Lewis, are useful references. As such, we also engaged a third-party civil rights expert, who reviewed this environmental justice audit and assessed our commitment to racial equity following the guidelines of these proxy advisory firms.

The environmental justice audit and racial equity assessment, as applicable, concluded that Valero:

- has robust processes to address and/or mitigate racial inequality and discrimination internally;
- publicly discloses substantive workforce diversity and inclusion metrics and programs;
- has issued numerous public statements regarding its commitment to racial justice;
- is committed to environmental protection, community engagement and investment, which are aligned with the key pillars of environmental justice, and operates as a good neighbor with fenceline communities regardless of race, color, national origin, culture or income;

- is positively viewed by surveyed fenceline communities, including minority and underrepresented neighbors;
- is effective in addressing and/or mitigating against any litigation and community controversies; and
- uses political activities to promote the advancement of liquid fuels, including low-carbon fuels, which in turn enhance stockholder value and promote good corporate citizenship.

Our environmental justice audit also identified areas to further improve Valero's programs on community outreach.

6. When is the 2023 Valero Annual Meeting?
The 2023 Valero Annual Meeting of Stockholders will be held on May 9, 2023 at 11:00 am CDT in a virtual format only.

To attend the virtual Annual Meeting, visit www.virtualshareholdermeeting.com/VLO2023 and use the 16-digit control number provided in the Notice of Internet Availability (the "Notice"), proxy card, voting instruction form, or email with instructions in order to log into the meeting.

7. When is the voting deadline?
Valero Benefit Plan Shares. For any shares you hold in a Valero Benefit Plan, the deadline for voting prior to the meeting is at 11:59 p.m. ET on May 4, 2023, in order for such shares to be timely processed and counted.

Other Shares. For any other shares you own (including shares held through a broker or restricted stock held in your name with Computershare) you may vote such shares up until 11:59 p.m. ET on May 8, 2023, and may also vote such shares at the virtual Annual Meeting by logging into the meeting website referenced above and following the instructions on that website. Any votes received after 11:59 p.m. ET on May 4, 2023, will not be timely with respect to shares held through any Valero Benefit Plan, and may only apply to the shares of Valero common stock registered in your name with Computershare or held beneficially through your broker, bank, or other holder of record.

8. How can I submit my proxy vote?
Stockholders can vote by proxy in three ways:

- **Online:** at www.proxyvote.com, or through your financial institution or broker

- **Phone:** dial (800) 690-6903 (toll free) and follow the instructions, or scan the QR code included with the respective Notice, proxy card, voting instruction form, or email with instructions with respect to such shares

- **Mail:** in order to vote by mail you will need a full set of proxy materials be sent to you. Upon receipt of the materials, complete the proxy card or voting instruction form and return it per the instructions included on or with the proxy card or voting instruction form

If you are a beneficial owner or a participant in any Valero Benefit Plan, please carefully read the materials forwarded to you by or on behalf of the applicable plan trustee or fiduciary (in the case of Valero Benefit Plan participants), or your broker, bank, or other holder of record (in the case of other beneficial owners)

9. What are proxy materials?

Proxy materials are made available starting March 22, 2023 and include (depending on how you hold your shares, the number of shares you own, and your previous ongoing delivery elections):

- The 2023 Proxy Statement which provides disclosures on the proposals that are up for vote by stockholders. The 2023 Proxy Statement is also available on our website at www.investorvalero.com.
- Proxy Card
- Voting Instruction Form (for beneficial holders)
- Control Number
- Notice of Internet Availability

Note:
Depending on the number of accounts through which you hold your shares, and how such shares are held, it is possible that you will receive multiple Notices, sets of proxy materials, emails with instructions, and/or control numbers. In order to vote all of your shares, you will need all control numbers.
Click here to read 3 Easy Steps to Vote Your Shares.

10. How do I receive my proxy materials, and how do I access my proxy vote?
If you own stock of Valero on the record date (March 13, 2023), the following communications (depending on how you hold your shares, the number of shares you own, and your previous ongoing delivery elections) will be sent to you by or on behalf of Valero (or your broker, bank, plan fiduciary, or other holder of record):

- **A notice that proxy materials are available online** (typically at your home address alerting you that proxy voting has opened. Expect this after March 22, 2023). PLEASE DO NOT DISCARD THIS NOTICE. YOU WILL NEED THE CONTROL NUMBER INCLUDED THEREIN;
- **A physical package containing a proxy card or voting instruction form and proxy statement** (typically at your home address and after March 22, 2023). PLEASE DO NOT DISCARD THESE MATERIALS. YOU WILL NEED THE CONTROL NUMBER INCLUDED IN THE VOTING INSTRUCTION FORM AND/OR PROXY CARD INCLUDED THEREIN); and/or
- **By email, if you have requested to receive information electronically**, typically an email from id@proxyvote.com or edelivery@ms-bounce.broadridge.com alerting you that proxy voting has opened. Expect this after March 22, 2023.

Note:
Depending on the number of accounts through which you hold your shares, and how such shares are held, it is possible that you will receive multiple Notices, sets of proxy materials, emails with instructions, and/or control numbers. In order to vote all of your shares, you will need all control numbers.
Click here to read 3 Easy Steps to Vote Your Shares.

11. What is the record date?
If you own stock of Valero at the close of business on the record date, March 13, 2023, you are eligible to vote on the matters presented at the Annual Meeting.

12. Who can vote at the 2023 Valero Annual Meeting?
If you own common stock of Valero (ticker: VLO) at the close of business on March 13, 2023, you are entitled to vote on the proposals presented in the 2023 Valero Proxy Statement.

Click here to read 3 Easy Steps to Vote Your Shares.

13. What do "for," "against," and "abstain" mean on the proxy card or voting instruction form?

- "For" means you are in favor of the proposal or director nominee
- "Against" means you are not in favor of the proposal or director nominee
- "Abstain" means you do not wish to cast a vote one way or another on the particular proposal

Please read the "2023 Annual Meeting of Stockholders – Important Voting and Meeting Information" in the 2023 Proxy Statement for more information on voting standards for the proposals and the effects of abstentions.

14. What is a control number for proxy voting? Where do I find it (them)?
The control number is a unique 16-digit number for each applicable account through which you hold shares of Valero stock. Control numbers are needed to vote your shares and are not reusable from year to year.

For printed proxy materials, the control number is located on your proxy card or voting information form, or the Notice. Click here to read 3 Easy Steps to Vote Your Shares, which includes examples of where the control number will be located on such materials.

For electronic delivery, if you have requested to receive information electronically, typically an email from id@proxyvote.com or edelivery@ms-bounce.broadridge.com alerting you that proxy voting has opened contains instructions for voting and/or your control number. Expect this after March 22, 2023.

If your Valero shares are held with a broker or bank, your control number will be sent by or on behalf of the broker or bank in an email or in printed proxy materials, depending on how you have given consent to receive it. The broker or bank will provide information on how to vote the Valero shares held in their accounts.

Keep in mind that you may have more than one control number associated with your Valero stock, depending on where your Valero stock is held. For instance, you may have restricted stock with voting rights at Computershare; you may hold shares in more than one financial institution, broker or bank; and you may hold shares in Valero's Benefit Plans.

15. Can I vote Valero's restricted stock?
Yes, Valero's restricted stock has voting rights. Depending on how you hold your shares, the number of shares you own, and your previous ongoing delivery elections, you will receive:

- **A notice that proxy materials are available online** (typically at your home address alerting you that proxy voting has opened. Expect this after March 22, 2023). PLEASE DO NOT DISCARD THIS NOTICE. YOU WILL NEED THE CONTROL NUMBER INCLUDED THEREIN;
- **A physical package containing a proxy card or voting instruction form and proxy statement** (typically at your home address and after March 22, 2023). PLEASE DO NOT DISCARD THESE MATERIALS. YOU WILL NEED THE CONTROL NUMBER INCLUDED THE VOTING INSTRUCTION FORM AND/OR PROXY CARD INCLUDED THEREIN); and/or
- **By email, if you have requested to receive information electronically**, typically an email from id@proxyvote.com or edelivery@ms-bounce.broadridge.com alerting you that proxy voting has opened. Expect this after March 22, 2023.

Click here to read 3 Easy Steps to Vote Your Shares.

16. Where might I find my ownership of Valero stock?
You may be the owner of Valero stock held in a Valero Benefit Plan, covered by a restricted stock award, or through one or more brokers or banks.

The following list is intended to provide you with examples of where you may hold Valero voting stock:

- Valero's Benefit Plans such as the Thrift Plan, Premcor Retirement Savings Plan or any other benefit plan
- Valero's restricted stock, which have voting rights. Restricted stock is held at Computershare [hyperlinks to U.S. and U.K. websites]
- Valero stock held in brokerage accounts such as the LIIA accounts at Merrill Lynch's Benefits Online
- Valero stock held in other brokerage accounts or banks, depending on how you have made your financial decisions (i.e. Charles Schwab, Fidelity, TD Ameritrade, etc.)

Note:
Depending on the number of accounts through which you hold your shares, and how such shares are held, it is possible that you receive multiple Notices, sets of proxy materials, emails with instructions, and/or control numbers. In order to vote all of your shares, you will need all control numbers.
Click here to read 3 Easy Steps to Vote Your Shares.

---

[1] IPCC, 2022: Climate Change 2022: Mitigation of Climate Change. Contribution of Working Group III to the Sixth Assessment Report of the Intergovernmental Panel on Climate Change [P.R. Shukla, J. Skea, R. Slade, A. Al Khourdajie, R. van Diemen, D.McCollum, M. Pathak, S. Some, P. Vyas, R. Fradera, M. Belkacemi, A. Hasija, G. Lisboa, S. Luz, J. Malley, (eds.)]. Cambridge University Press, Cambridge, UK and New York, NY, USA. doi: 10.1017/9781009157926

[2] IEA (2022), World Energy Outlook 2022, IEA, Paris https://www.iea.org/reports/world-energy-outlook-2022, License: CC BY 4.0 (report); CC BY NC SA 4.0 (Annex A)

[3] The notes at the end of our 2022 TCFD Report and 2022 ESG Report contain additional information on Net Scope 3 Intensity and peers.

[4] GHG Protocol Corporate Value Chain (Scope 3) Accounting and Reporting Standard, available at https://ghgprotocol.org/standards/scope-3-standard.